Exhibit 10.1

Purchase Agreement

June 23, 2022

Name of Holder (the “Holder”)
Address Line 1

Address Line 2

City, State, Zip Code

Re:         Purchase of Warrants and Release

Ladies and Gentlemen:

Reference is hereby made to the Warrant to Purchase Ordinary Shares Represented By American Depositary Shares (the “Warrant”) to subscribe and purchase from Canaan Inc. (the “Company”) 70,833,360 Class A ordinary shares, par value $0.00000005 per share, of the Company, represented by 4,722,224 American Depositary Shares (the “Warrant ADSs”) with an initial exercise date of May 3, 2021, pursuant to the Securities Purchase Agreement dated as of April 29, 2021 (the “SPA” and all common stock purchase warrants issued pursuant to the SPA, including the Warrant, the “SPA Warrants” and the holders of such SPA Warrants other than the Holder herein, the “Other Holders”). The Company agrees with the Holder as follows (this Purchase Agreement being referred to hereinafter as this “Agreement” ):

1.              Purchase and Sale of the Warrant. On the terms and subject to the conditions of this Agreement, the Holder hereby agrees to sell and deliver to the Company, and the Company hereby agrees to purchase from the Holder, the Warrant, effective upon closing by delivery by the Company to the Holder of $1.40 per Warrant ADS by wire transfer of immediately available funds (the “Purchase Price”).

2.              Closing. The closing (the “Closing”) of the purchase and sale of the Warrant shall take place remotely or such other place mutually acceptable to the Company and the Holder, no later than June 24, 2022, but only after the execution and delivery to the Company of the First SPA Amendment in the form attached as Exhibit A to this Agreement (the “First SPA Amendment”) by the Holder and substantially identical amendments from holders (together with the Holder) of at least 50.1% in interest of the ADSs (as defined in the SPA) based on the initial Subscription Amounts (such percentage is referred to hereinafter as the “Minimum Consent”). Effective upon payment of the Purchase Price by the Company to the Holder, the Warrant shall be deemed cancelled. Promptly following the date of the Closing, the Holder shall, as promptly as practicable, physically surrender the Warrant to the Company or as directed by the Company. If the Minimum Consent is not obtained by June 24, 2022, this Agreement shall automatically terminate.

3.             Certain Representations, Warranties and Agreements of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof and agrees as follows:

(a) The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Holder has all requisite corporate or other similar power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate or other similar acts and other proceedings required to be taken by the Holder to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) The Holder has acquired the Warrant acting as principal for its own account, the Holder has not acted on behalf of, at the direction or instruction of, or as an agent for, the Company and the Holder has not held itself out as or otherwise represented to any Person that it has so acted. The Holder has good and valid title to the Warrant, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Upon delivery to the Company of the Warrant, good and valid title to the Warrant will pass to the Company, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from acts of the Company or its affiliates. The Holder will, upon request, execute and deliver any additional documents reasonably deemed by the Company to be necessary or desirable to complete the sale and delivery of the Warrant to the Company free and clear of any such liens, claims, encumbrances, security interests, options, charges and restrictions. The above provisions shall apply, mutatis mutandis, to the Holder’s interest of the ADSs (as defined in the SPA).

(c) The Holder acknowledges that it has reviewed the Company’s filings with the Securities and Exchange Commission (the “SEC”) and has had the opportunity to obtain such additional information as the Holder deems necessary to make an informed decision to transfer the Warrant and that the Company possesses or can acquire without unreasonable effort or expense that is necessary to carry out the purpose of this Agreement.

(d) In entering into this Agreement and the transactions contemplated hereby, the Holder has acted and is acting for itself and not at the direction or instruction of any other person, including, without limitation, the Company, and the Holder has not held, is not holding and will not hold itself out as an agent, underwriter or financial advisor to the Company in connection with the transactions contemplated hereby. The Holder acknowledges and agrees that it has not received and is not entitled to receive from the Company any commission or other remuneration, directly or indirectly, in connection with the solicitation for and acquisition of its or any other holder’s warrants, and the Holder shall be responsible for its own fees and expenses incurred in connection with the entry into this Agreement. The Holder is not, and immediately prior to the Closing with respect to the Holder will not be, a director, officer or affiliate of the Company or the holder of five percent or more of the outstanding Ordinary Shares of the Company.

4.              Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, (i) violate any provisions of the respective Memorandum and Articles of Association, as amended, or respective Bylaws, as amended, of the Company, or (ii) violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Company is a party or is bound or by which their assets are affected, other than as would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations hereunder. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any third party (other than those which have been obtained) is required for the due execution, delivery and performance by the Company of this Agreement, other than any such authorizations, approvals or actions the failure of which to obtain would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations hereunder.

5.              Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the SPA. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.              Confidentiality. The Company and the Holder hereunder represent that they have not disclosed any information regarding discussions relating to this Agreement and have directed their representatives not to disclose any such information, except that the Company and the Holder may disclose this Agreement to their respective outside legal counsel, independent auditors or advisors. The Company shall, on or prior to the Required Disclosure Time (as defined below), disclose on Form 6-K all of the material terms of the transaction contemplated hereby (the “Cleansing Release”), substantially in the form of Annex A. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the Cleansing Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the representations contained in this Section 6 in effecting transactions in securities of the Company. As used herein, “Required Disclosure Time” shall mean at or before 9:30 a.m. ET on the first business day immediately following the date of this Agreement.

7.              Amendment. Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified except by an instrument in writing signed by the party against which the enforcement of such amendment, supplement, waiver or modification shall be sought.

8.              Governing Law; Waiver of Trial by Jury; Forum. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, and for all purposes shall be governed by and CONSTRUED in accordance with the law of said State, without giving effect to the conflicts of laws rules thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the First SPA Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

9.              Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as a delivery of a manually executed counterpart of this Agreement.

10.            Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Company and the Holder with respect to the subject matter hereof. The parties hereto acknowledge that there have been no prior agreements with respect to the solicitation of the Warrant or the acquisition thereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

11.            Binding Agreement; Assignment. This Agreement, and the terms, representations and warranties hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company or the Holder without the prior written consent of the other.

12.            Severability. In case any one or more of the provisions in this Agreement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

13.            Certain Rights and Claims. The Holder, effective upon closing, including the receipt by the Holder of the Purchase Price for the Warrant, hereby waives any and all rights with respect to the Warrant (including, without limitation, any existing or past exercise of the purchase rights or pending transfers of the Warrant to third parties) and releases and discharges the Company and any person acting on the Holder’s behalf from any and all claims, known or unknown, that the Holder may have, now or in the future, arising out of or related to the Warrant or the SPA.

14.            Tax. The Holder understands that the Holder bears sole responsibility for any taxes as a result of the matters and transactions that are the subject of this Agreement. The Holder shall comply with any applicable tax obligations in its jurisdiction arising from the Holder’s sale of the Warrant. The Holder understands that it should consult its own tax advisor regarding implications of the treatment of such sale under applicable tax Law and is relying solely on its own tax advisor with respect to the tax implications of entering into this Agreement and the sale of the Warrant.

15.            Certain Rights and Claims; Separate Agreement; Non-Disparagement. (a) Each party, effective upon the Closing, hereby waives any and all rights and claims of whatever kind or character, direct or indirect, whether known or unknown or capable of being known, arising at law or in equity, by right of action or otherwise, that such party or its affiliates, agents, representatives, predecessors, successors, and assigns (“Releasors”) have or may have with respect to the Warrant or the SPA and releases and discharges the other party and its present, former, and future affiliates, agents, representatives, predecessors, successors, and assigns (“Releasees”) and any person acting on such Releasee’s behalf from any and all rights and claims that the Releasors may have, now or in the future, arising out of or related to the Warrant or the SPA.

(b) Releasors will not, directly or indirectly, make any negative or disparaging statements against the Releasees maligning, ridiculing, defaming, or otherwise speaking ill of the Releasees, and their business affairs, practices or policies, standards, or reputation (including but not limited to statements or postings harmful to the Releasees’ business interests, reputation or good will) in any form (including but not limited to orally, in writing, on any social media, blogs, internet, to the media, persons and entities engaged in radio, television or Internet broadcasting, or to persons and entities that gather or report information on trade and business practices or reliability) that relate to this Agreement or any matter covered by the release within this Agreement. Nothing in the Agreement shall, however, be deemed to interfere with each party’s obligation to report transactions with appropriate governmental, taxing, or registering agencies. Nothing in this Agreement prohibits or limits each party or its counsel from initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, the SEC, the Department of Justice, FINRA, any other self-regulatory organization or any other governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and such disclosing party is not required to advise or seek permission from the other party before engaging in any such activity. However, in connection with any such activity or disclosure, such disclosing party or its counsel shall disclose the confidential nature of this Agreement and ask for confidential treatment of such information.

16.           Several Obligations; MFN. (a) The Company acknowledges and agrees that the obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement between any such Other Holder and the Company for the purchase of such Other Holder’s SPA Warrants (each an “Other Warrant Purchase Agreement”, and together with (i) any judgment related to the purchase of any SPA Warrants, and (ii) any amendments to any SPA Warrants to adjust the exercise price and/or number of Warrant ADSs set forth in such SPA Warrants, each an “Other Warrant Agreement” and collectively, the “Other Warrant Agreements”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Agreements. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and any Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder and the Company shall each be entitled to independently protect and enforce its respective rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

(b) The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until six (6) months after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Agreement (or any amendment, modification or waiver thereof), is or will be more favorable to such Other Holder than to the Holder under this Agreement. If, and whenever on or after the date hereof until six (6) months after the date hereof, the Company enters into an Other Warrant Agreement with terms that are more favorable to such Other Holder than to the Holder under this Agreement, then (i) the Company shall provide notice thereof (the “MFN Notice”) to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Agreement (including a greater Purchase Price or the issuance of additional Warrant ADSs if so provided under such Other Warrant Agreement), provided that upon written notice to the Company within seven (7) days after issuance to the Holder of the MFN Notice, the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Other Warrant Agreement.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Company and the Holder in accordance with its terms.

Very truly yours,

CANAAN INC.

By:
Name:
Title:

Address for notice:

E-Mail:
Fax:

Name of Holder:

By:
Name:
Title:

Address for notice:

E-Mail:
Fax:

Exhibit A – Form of Amendment

FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “First SPA Amendment”) is made and entered into effective as of June 23, 2022 (the “Effective Date”) by and between Canaan Inc., a Cayman Islands company (the “Company”) and each purchaser identified on the signature pages hereto (“Purchasers”).

RECITALS

A.	This First SPA Amendment amends that certain Securities Purchase Agreement by and among the Company and the purchasers party thereto (including the Purchasers), dated April 29, 2021 (the “SPA”). Terms used but not defined herein shall have the meanings set forth in the SPA.

B.	Each of the Purchasers has entered into a Purchase Agreement with the Company, pursuant to which each Purchaser has agreed to sell and the Company has agreed to purchase, the Warrants issued to such Purchaser pursuant to the SPA (collectively, the “Purchase Agreements”).

C.	Whereas the Company and the Purchasers have agreed to amend certain provisions of the SPA as set forth in this First SPA Amendment.

D.	Whereas the Purchasers herein purchased at least 50.1% in interest of the ADSs based on the initial Subscription Amounts set forth in the SPA.

AGREEMENT

1.            In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective immediately prior to the closing of the transactions contemplated by the Purchase Agreements, including the payment of the Purchase Price for the respective Warrant (as such terms are defined in the Purchase Agreement), the Company and the Purchasers agree that Section 4.12 of the SPA shall be deleted in its entirety. If the transactions contemplated by the Purchase Agreements have not been consummated on or prior to June 24, 2022, this First SPA Amendment shall terminate and be void ab initio.

2.            Except as expressly amended in this First SPA Amendment, the SPA shall continue in full force and effect. The SPA, as amended by this First SPA Amendment, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and merges all prior and contemporaneous agreements or understandings, whether written or oral, with regard to the subject matter hereof. This First SPA Amendment may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by the Company and the Purchasers.

3.            Each Purchaser has acquired such Purchaser’s ADSs, in the amounts set forth on the signature page hereto opposite such Purchasers name, acting as principal for its own account, such Purchaser has not acted on behalf of, at the direction or instruction of, or as an agent for, the Company and such Purchaser has not held itself out as or otherwise represented to any Person that it has so acted. Such Purchaser has good and valid title to such Purchaser’s ADSs, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, with the full power and authority to vote such ADS and consent to this First SPA Amendment, as set forth herein. Such Purchaser will, upon request, execute and deliver any additional documents reasonably deemed by the Company to be necessary or desirable to confirm such Purchaser’s ADSs are free and clear of any such liens, claims, encumbrances, security interests, options, charges and restrictions.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has executed this First SPA Amendment to be effective as of the Effective Date.

CANAAN INC.

By:
Name:
Title:

Name of Purchaser:

By:
Name:
Title:

Number of ADSs: